UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2008

DAVIDSON GROWTH PLUS, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware

  0-15675

  52-1462866

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Davidson Growth Plus, L.P., a Delaware limited partnership (the “Registrant”), owns a 82.5% interest in the Sterling Crest Joint Venture, which owns Brighton Crest, L.P., a South Carolina limited partnership (the “Selling Partnership”).  Brighton Crest, L.P. owns Brighton Crest Apartments (“Brighton Crest”), a 320-unit apartment complex located in Marietta, Georgia.  As previously disclosed, on April 1, 2008 the Selling Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Titan Real Estate Investment Group, LLC., an Ohio limited liability company (the “Purchaser”), to sell Brighton Crest to the Purchaser for a total sales price of $22,500,000.

As previously disclosed, on May 8, 2008, the Purchaser delivered written notice of its election to terminate the Purchase Agreement.  Pursuant to its terms, the Purchase Agreement was terminated.

On June 5, 2008, the Selling Partnership and the Purchaser entered into a Reinstatement of and Second Amendment to Purchase and Sale Contract pursuant to which the Purchase Agreement was reinstated, the purchase price was reduced to $21,500,000 and the Closing Date was extended to June 10, 2008.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10 QQ     Reinstatement of and Second Amendment to Purchase and Sale Contract between Brighton Crest, L.P., a South Carolina Limited Partnership and Titan Real Estate Investment Group, LLC, an Ohio limited liability company, dated June 5, 2008.*

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  DAVIDSON GROWTH PLUS, L.P.

By:

Davidson Growth Plus G.P. Corporation

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

Date:

June 10, 2008